UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2009

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Compumed, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-14210	95-2860434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 West Century Blvd., Suite 360, Los Angeles, CA     90045

(Address of principal executive offices)     (Zip Code)

(310) 258-5000

Registrant's telephone number, including area code

NA

(Former name or former address, if changes since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01.

Entry into a Material Definitive Agreement.

On November 24, 2009, CompuMed, Inc. entered into an agreement with Mark Crockett, a director on CompuMed’s Board of Directors, for the provision of certain investment banking and financial advisory services. CompuMed will compensate Mr. Crockett for his services in the form of a transaction fee tied to the value received by CompuMed upon the closing of a transaction whereby the Company’s capital stock, assets or revenue streams are transferred for consideration, including, without limitation, a sale or exchange of capital stock or assets, a merger, plan of exchange or consolidation, a lease or license of assets with or without a purchase option, the formation of a joint venture, or any similar transaction. The agreement may be terminated by either party upon thirty days’ written notice.

ITEM 9.01.

Financial Statements and Exhibits

(d) Exhibits – Financial Advisor Agreement dated November 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUMED, INC.

Date:	November 25, 2009	By:	/s/ MAURIZIO VECCHIONE
Maurizio Vecchione Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Financial Advisor Agreement dated November 24, 2009